Exhibit 99.4
Unaudited Pro Forma Condensed and Combined Financial Information
The following unaudited pro forma condensed and combined financial statements have been prepared to give effect to the acquisition by Ebix, Inc. (“Ebix” or the “Company”) of A.D.A.M., Inc. (“ADAM”). These pro forma combined financial statements are derived from the historical consolidated financial statements of Ebix which are incorporated by reference into this document, and the audited historical financial statements of ADAM which are included with this current report as Exhibit 99.3. The pro forma condensed and combined statement of for the year ended December 31, 2010 include twelve months of operating results for ADAM. These historical financial statements have been adjusted as described in the notes to the unaudited pro forma combined financial statements.
The unaudited pro forma combined balance sheet has been prepared assuming the acquisition of ADAM occurred on December 31, 2010. The unaudited pro forma combined statement of income has been prepared assuming the acquisition of ADAM occurred on January 1, 2010. In all cases the purchase method, which requires an allocation of the purchase price to assets acquired and liabilities assumed at their fair value, has been applied to the accounting for the acquisition of ADAM. Basic and diluted earnings per share and weighted average shares outstanding have retroactively adjusted to reflect the Ebix 3-for-1 stock split that was effective on January 4, 2010.
The unaudited pro forma combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would be reported had the acquisition of ADAM been completed as of the dates presented. No effect has been given in these pro forma financial statements for future synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred by integrating their operations. The unaudited pro forma condensed and combined financial statements should not be considered representative of the Company’s future consolidated results of operation or financial position nor should the historical results operations be indicative of our future expected results of operations.

Ebix, Inc. and Subsidiaries
Unaudited Pro Forma Condensed and Combined Statements of Income
for the Year Ending December 31, 2010
(In thousands, except per share data)

					Ebix/ADAM
	As Reported	Audited	Adjustments		Combined & Adjusted
	Ebix, Inc.	ADAM	Amount	Ref	Pro Forma
Operating revenue	$132,188	$27,583			$159,771

Operating expenses:
Costs of services provided	29,599	3,374			32,973
Product development	13,607	4,775			18,382
Sales and marketing	6,372	7,843			14,215
General and adminstrative	24,065	2,904	1,380	L	28,349
Amortization and depreciation	6,038	2,336	1,555	D	9,929

Total operating expenses	79,681	21,232	2,935		103,848

Operating income	52,507	6,351	(2,935)		55,923
Interest income	519	—			519
Interest expense	(902)	(312)	312	E	(902)
Other non-operating income	6,319	—			6,319
Foreign exchange gain (loss)	1,211	—			1,211

Income before income taxes	59,654	6,039	(2,623)		63,070
Income tax provision	(635)	(1,648)	404	H	(1,879)

Net income	$59,019	$4,391	$(2,219)		$61,191

Basic earnings per share	$1.69				$1.59
Diluted earnings per share	$1.51				$1.43

Basic weighted average shares outstanding	34,845		3,651	G	38,496
Diluted weighted average shares outstanding	39,018		3,651	G	42,669

Ebix, Inc. and Subsidiaries
Unaudited Pro Forma Condensed and Combined Balance Sheets
as of December 31, 2010
(In thousands)

					Ebix/ADAM
	As Reported	Audited	Adjustments		Combined & Adjusted
	Ebix, Inc.	ADAM	Amount	Ref	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$23,397	$7,882	$(730)	K	$28,225
			(1,380)	L
			(944)	A
Short-term investments	6,300	—			6,300
Trade accounts receivable, net	26,028	2,748			28,776
Other current assets	5,057	1,216			6,273

Total current assets	60,782	11,846	(3,054)		69,574

Property and equipment, net	7,806	1,506			9,312
Goodwill	180,602	13,690	(13,690)	C	250,584
			7,993	F/K
			61,989	B
Intangibles, net	22,574	8,976	(8,976)	C	41,664
			19,090	B
Indefinite-lived intangibles	30,552	—			30,552
Other assets	984	3,971			4,955

Total assets	$303,300	$39,989	$63,352		$406,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,344	$3,200			$18,544
Accrued payroll and related benefits	4,536	—			4,536
Short term debt	5,000	—			5,000
Current portion of convertible debt, net	4,944	—			4,944
Current portion of long term debt and capital lease obligations	426	27			453
Deferred revenue	8,610	7,095	(1,849)	J	13,856
Other current liabilities	225	—			225

Total current liabilities	39,085	10,322	(1,849)		47,558

Revolving line of credit	25,000	—			25,000
Long term debt and capital lease obligations	205	63			268
Deferred tax liability, net	3,534	—	7,214	F	10,748
Put option liability	537	—			537
Deferred revenue	126	—			126
Deferred rent	554	—			554
Other liabilities	2,991	646	849	M	4,486

Total Liabilities	72,032	11,031	6,214		89,277

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	3,602	119	(119)	I	3,967
			365	A
Additional paid-in-capital	153,221	64,538	(64,538)	I	240,332
			87,111	A
Treasury stock	(76)	(1,088)	1,088	I	(76)
Retained earnings (deficit)	67,642	(34,611)	34,611	I	66,262
			(1,380)	L
Accumulated other comprehensive income	6,879	—			6,879

Total stockholders’ equity	231,268	28,958	57,138		317,364

Total liabilities and stockholders’ equity	$303,300	$39,989	$63,352		$406,641

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1.	Basis of Presentation

Effective February 4, 2011, Ebix, Inc. (“Ebix” or the “Company”) acquired A.D.A.M., Inc. (“ADAM”), a leading provider of health information and benefit technology solutions in the United States, on a debt free basis for aggregate consideration in the approximate amount of $88.4 million. Under the terms of the merger agreement, ADAM shareholders received, at a fixed exchange ratio, 0.3122 shares of Ebix common stock for every share of ADAM common stock. Ebix issued approximately 3,650,914 shares of Ebix common stock pursuant to the merger. In addition Ebix paid approximately $944 thousand in cash for unexercised options.

The accompanying unaudited condensed financial statements present the pro forma results of operations and the financial position of Ebix and ADAM on a combined basis and are based on the historical financial information of each company after giving effect to the acquisition. The unaudited pro forma combined balance sheet has been prepared assuming the acquisition of ADAM occurred on December 31, 2010. The unaudited pro forma combined statements of income have been prepared assuming the acquisition of ADAM occurred on January 1, 2010.

The unaudited pro forma condensed and combined financial statements are based on estimates and assumptions which are preliminary and have been made solely for the purposes of developing such pro forma information. The pro forma adjustments arising from the merger are derived from the estimated fair value of the identifiable assets acquired and liabilities assumed as of February 4, 2011, and the related allocation of the purchase price consideration. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. A summary of the estimated purchase price allocation to the fair value of assets acquired and liabilities assumed is as follows (in thousands):

Purchase Price:
Cash consideration	$944
Common stock consideration	87,476
Qualified acquisition related costs	730

$89,150

Allocation of Purchase Price as of February 4, 2011:
Tangible assets (net)	$8,920
Identifiable intangible assets	19,090
Facility lease obligation	(849)
Goodwill	61,989

$89,150

The amount allocated to the intangible assets is based on the estimated fair value of the identifiable intangible assets acquired from ADAM, which include customer relationships, developed technology, and trademarks. The recording of these identifiable intangible assets resulted in the establishment of an associated deferred tax liability in the amount of $7.2 million.

2.	Pro Forma Adjustments — related to the acquisitions of ADAM in February 2011.

Pro forma adjustments reflect only those adjustments that are factually supportable and do not include the impact of contingencies that will not be known until the resolution of the contingency. No effect has been given in these pro forma financial statements for future synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred by integrating their operations. The following are brief descriptions of each of the referenced pro forma adjustments included in these unaudited condensed and combined financial statements.
(A)	Reflects the consideration paid for the purchase of ADAM ($88.4 million) consisting of $944 thousand in cash with respect to unexercised ADAM stock options, and 3,650,914 shares of Ebix common stock with a value of $23.96 per share based upon the closing price on February 4, 2011.

(B)	Reflects the establishment of goodwill and other intangible assets in the amounts of $62.0 million and $19.1 million respectively in connection with the acquisition of ADAM. The estimated identifiable intangible assets and their related estimated useful lives are as follows:

	Fair Value	Percent of	Remaining
Intangible Assets	(In Thousands)	Purchase Price	Useful Life

Developed Technology	$890	1%	7 years
Health Information Content	$1,260	1%	12 years
Customer Relationships	$15,020	17%	10 - 12 years
Trademarks	$1,920	2%	3 - 15 years
(C)	Eliminates $9.0 million of pre-existing intangible assets and $13.7 million of goodwill of ADAM which were recognized in connection with prior business acquisitions that ADAM had completed

(D)	Reflects assumed amortization expense of $1.6 million for the year ended December 31, 2010 in connection with the recognition of acquired amortizable intangible assets

(E)	Removes interest expense in the amount $312 thousand in regards to pre-existing ADAM bank debt, as this obligation was fully satisfied prior the acquisition by Ebix.

(F)	To record a deferred tax liability in the amount of $7.2 million thousand for the book versus tax differences attributable to acquired intangible assets.

(G)	Increases the number of Ebix basic and diluted shares of common stock by 3,650,914 to give effect to the shares issued as purchase consideration in connection with the acquisition of ADAM

(H)	To record the tax effect of the pro forma adjustments, resulting in a tax benefit in the amount of $404 thousand

(I)	To eliminate the equity balances of ADAM

(J)	To adjust the acquired deferred revenue from ADAM’s to reflect the fair value of the remaining contractual obligations

(K)	Reflects payment of qualified acquisition related costs in the amount of $730 thousand pertaining to employment contract severance obligations and legal fees in connection with the registration of the Ebix common shares tendered as part of the acquisition consideration

(L)	Reflects payment of investment banking fee in the amount of $1.4 million in connection with the closing of the Ebix/ADAM merger

(M)	Represents the present value of that portion of ADAM’s facility lease obligation that is above current market rates.